SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN LIMITED DURATION INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906 tel (800) 632-2301 franklintempleton.com

August 9, 2018

IMPORTANT DEADLINE

Subject: Franklin Limited Duration Income Trust

Dear Valued Shareholder:

As a shareholder of Franklin Limited Duration Income Trust, you are an important part of the decisions made in the fund. We are requesting your prompt response pertaining to an important strategic initiative. We need to hear from you no later than August 31, 2018.

It is very important that we speak to you regarding this matter. The call will take a few moments of your time and there is no confidential information required.

Please contact our proxy vendor, AST Fund Solutions at (800) 431-9642, Monday through Friday, between 9 am and 10 pm Eastern time. At the time of the call, please reference the number listed below.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

ID NUMBER: 1234567

FLDIT-E1-12778

Franklin Limited Duration Income Trust 300 S.E. 2nd Street Fort Lauderdale, FL 33301 franklintempleton.com

August 9, 2018

Re: Franklin Limited Duration Income Trust

Dear Valued Shareholder:

As always, we are thankful for the trust and confidence that you continue to put into Franklin Templeton Investments to manage your assets. As a shareholder of Franklin Limited Duration Income Trust, you are an important part of the decisions made in the fund and we are requesting your vote on important matters about the future of the fund. On July 9, 2018, we mailed you a notice and other information about proposed changes to the fund.

The Board of Trustees of your Fund approved these changes, as they believe that they are in the best interest of shareholders. However, to move forward, the Fund must receive a substantial number of shareholder votes “FOR” the changes.

According to our records, we have not yet received your proxy vote.

Important information you should read about the meeting and the proposed change to your Fund can be found in the notice of proxy statement we mailed you, or free online at: www.proxyonline.com/docs/FT2018.pdf. and on the SEC’s website (https://www.sec.gov).

You can cast your vote in one of three easy ways:

•	Complete and return the enclosed proxy voting card.
•	Call the number on the proxy voting card. Please have the enclosed proxy voting card available.
•	Visit the website indicated on the enclosed proxy voting card.

If you have any questions about this proposal, please contact your financial advisor or AST Fund Solutions, the Fund’s proxy solicitor, at (800) 431-9642 Extension 12 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

Thank you in advance for your vote. We appreciate your assistance as we continue to manage your hard-earned assets at Franklin Templeton Investments.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

Enclosure

LDIT- 12778-O3